Don D. Mishler

                              Senior Vice President
                              (215) 786-4132


                              November 22, 2000


Matlack Leasing Corporation
One Rollins Plaza
P.O. Box 8774
Wilmington, DE 19899
Attention: John Jenchura, Esquire
Matlack Leasing, L.L.C.
c/o Harry J. DiDonato, Esquire
MacElree, Harvey, Gallagher,
  Featherman & Sebastian, Ltd.
17 W. Miner Street
P.O. Box 660
West Chester, PA 19381-0660

      RE:   Purchase of Assets Agreement between Matlack
            Leasing Corporation ("MLC") and Matlack Leasing,
            L.L.C. and Matlack, Inc. ("MI") (the "Agreement")

Gentlemen:

      Pursuant to, among other things, that certain Amended and Restated Security Agreement dated as of October 9, 2000 by, among others, MLC and MI in favor of First Union National Bank, as agent (the "Agent"), together with certain UCC-1 financing statements and amendments thereto and pursuant to properly recorded vehicle titles, the Agent has a properly perfected security interest in certain of the Assets (as such term is defined in the Agreement) being sold to Matlack Leasing, L.L.C. (the "Buyer"). MLC and MI have requested the Agent to consent to the sale of the Assets (the "Sale") free and clear of the security interests of the Agent.

      The Agent consents to the Sale and releases its liens on and security interests in the Assets; provided, however, that the foregoing release by the Agent of its liens on and security interests in the Assets shall not be effective until receipt by the Agent of the following: (i) an amount equal to $4,435,996, which constitutes 95% of the immediately available net proceeds of the Sale (the "Bank Group Share"); and (ii) $300,000 (the "Sales Tax Escrow Funds") to be placed into an escrow account at the Agent (the "Agent Sales Tax Escrow Account") for payment of sales tax liability, if any, incurred by MLC in connection with the Sale; and (iii) $4,400,000 (the "Title Escrow Funds") to be placed in escrow accounts at the Agent and disbursed in accordance with the terms and conditions of that certain Escrow Agreement dated the date hereof by and between, among others, MLC, MI, LLC, Summit (hereinafter defined) and the Agent, as escrow agent (the "Escrow Agreement"). The Bank Group Share and the Sales Tax Escrow Funds and the Title Escrow Funds must be paid in immediately available funds by wire transfer as follows: First Union National Bank, ABA#053000219, Attention Agency Services, Account # 5000000016866, Credit Account Name: Matlack. The Bank Group Share of $4,435,996 will be applied to reduce amounts outstanding under the Credit Agreement (hereinafter defined). The Sales Tax Escrow funds will be deposited into the First Union National Bank/Matlack Leasing Sales Tax Escrow, Account #2000003273379. The Title Escrow funds will deposited into two accounts as follows: (i) $4,180,000 into the First Union National/Matlack Leasing Equipment Sales Proceeds #1, Account #2000003273366; and (ii) $220,000 into the First Union National Bank/Matlack Leasing Equipment Sales Proceeds #2, Account #2000003273382.

      As of the writing of this letter, it is the Agent's understanding that the purchase price of the Assets is $12,000,000, and that the allocation thereof is as follows:
(i) $2,255,531 will be paid to Fleet National Bank (a portion of which is to be held in escrow by Fleet pending delivery of certificates of title by Fleet) in consideration of the release by Fleet National Bank of liens in favor of Fleet National Bank on certain equipment owned by MLC; (ii) the Buyer is receiving a $125,000 credit for damage to certain of the Sale Assets; (iii) $250,000 is being placed into an escrow account (the "Indemnification Escrowed Proceeds") pursuant to the Agreement; (iv) $300,000 constituting the Sales Tax Escrow Funds is being deposited into the Agent Sales Tax Escrow Account; and (v) $4,400,000 constituting the Title Escrow Funds is being deposited into escrow accounts with the Agent in accordance with the terms and conditions of the Escrow Agreement.

      Therefore, the Agent will require receipt in immediately available funds of $4,435,996 plus the Sales Tax Escrow Funds plus the Title Escrow Funds prior to the release of its liens and security interests becoming effective. If the purchase price is greater than $12,000,000, or if the amounts due to Fleet National Bank or the amounts being credited to the Buyer or escrowed are less than as set forth herein, then the Agent will require receipt from MLC of an amount commensurate with any such changes. In addition, upon receipt by the Agent in immediately available funds of amounts equal to the Bank Group Share plus the Sales Tax Escrow Funds plus the Title Escrow Funds, the Agent will deliver to Summit Business Capital Corp. ("Summit"") the following items: (i) all Customer Leases (as such term is defined in the Agreement) in the possession of the Agent or its counsel; (ii) to the extent in the possession of the Agent or its counsel, all original titles to any of the Equipment (as such term is defined in the Agreement) together with any endorsements or other documents necessary to effectuate a release by the Agent of its liens on such titles; and (iii) a UCC-3 release indicating that the Agent releases its liens on and security interests in the Assets being conveyed to the Buyer by MLC under the Agreement.
With respect to titles to Equipment which have been delivered by MLC to the Agent or its counsel and which are not in the possession of the Agent or its counsel because such titles are currently being processed by the appropriate state agencies to reflect the Agent's lien thereon (collectively, the "In-Process Titles"), the Agent agrees, promptly after receipt back from such state agencies of any In-Process Titles, to deliver such In-Process Titles to Summit together with any endorsements or other documents necessary to effectuate a release by the Agent of its liens, if any, on such In-Process Titles. The Agent hereby assigns any and all of its rights and interests in the In-Process Titles to Summit Business Capital Corp.; provided, however, that the foregoing assignment is without representation or warranty of any kind by the Agent or any members of the bank group with respect to such rights and interests and provided further that such assignment is without recourse of any kind against the Agent or any member of the bank group by Summit Business Capital Corp, MLC, MI or any other person or entity. The foregoing assignment by the Agent to Summit shall cease to be effective and enforceable with respect to any In-Process Title automatically and immediately upon delivery by the Agent to Summit of such In-Process Title with any endorsement or other documents necessary to effectuate a release by the Agent of its lien, if any, on such In-Process Title. In addition, Summit, on behalf of itself and its successors and assigns, agrees that any claims, rights or remedies it may have which are in any way related to the In-Process Titles and the assignment by the Agent to Summit of its rights and interests therein, shall not be enforceable against MLC (except to the extent permitted under the Agreement), MI or any other Borrower, as such term is defined in the Credit Agreement (hereinafter defined). Summit, on behalf of itself and any successors or assigns, shall indemnify, defend and hold harmless the Agent and its successors and assigns and each of the members of the bank group and their successors or assigns with respect to any and all claims, expenses, demands, losses, costs, fines or liabilities of any kind, including reasonable attorneys' fees and costs, arising from or in any way related to any acts or conduct of Summit or its successors or assigns pursuant to or related to the assignment by the Agent to Summit hereunder.

      MLC hereby agrees that, immediately upon release to MLC, MI or any affiliate of MLC or MI of any of the Indemnification Escrowed Proceeds, 95% of the amount of such Indemnification Escrowed Proceeds released to MLC, MI or their affiliate shall be paid to the Agent. MLC, MI and each of their affiliates which have executed this letter below hereby acknowledge and agree that a failure by MLC or MI or any such affiliate to pay to the Agent 95% of that portion of the Indemnification Escrowed Proceeds which are released to MLC or MI or an affiliate of MLC is an immediate and automatic Event of Default under that certain Credit Agreement dated as of August 19, 1998 by and between, among others, MLC, MI and the Agent, as such Credit Agreement has been amended from time to time through the date hereof and as such Credit Agreement may be further amended or modified subsequent to the date hereof (the "Credit Agreement").

      MLC, MI and the Agent also hereby agree that the Sales Tax Escrow Funds shall remain in the Agent Sales Tax Escrow Account until the first of the following to occur: (i) May 15, 2001 (the "Sales Tax Escrow Termination Date"); (ii) the date upon which MLC or an affiliate of MLC pays any sales tax liability directly attributable to the Sale (the "Sales Tax Payment Date"); or (iii) the date upon which all amounts outstanding under the Credit Agreement become due and owing in full to the Agent and the other banks thereunder (the "Maturity Date"). Upon the occurrence of the Sales Tax Escrow Termination Date or the Sales Tax Payment Date, the Agent shall immediately receive 95% of the Sales Tax Escrow Funds remaining in the Agent Sales Tax Escrow Account after payment of any sales tax liability. Upon the occurrence of the Maturity Date, the Agent shall immediately receive all Sales Tax Escrow Funds.

      Each of the parties hereto agree that the Title Escrow
Funds shall be disbursed in accordance with the terms and conditions contained in the Escrow Agreement.
      This letter agreement may be executed in any number of counterparts and all such counterparts shall together constitute one and the same letter agreement.

                        FIRST UNION NATIONAL BANK, as agent
                        /s/ Don D. Mishler

                        Don D. Mishler
                        Senior Vice President

ACKNOWLEDGED AND AGREED TO
this 16th day of November, 2000 by:

                        MATLACK (DE), INC.

                        By:         John R. Jenchura
                        Title:      Vice President

MATLACK, INC., for itself and as successor by merger to Specialized Dedicated Fleets, Inc. and Brite-Sol Services,
Inc.

                        By:         John R. Jenchura
                        Title:      Vice President

                        MATLACK LEASING CORPORATION

                        By:         John R. Jenchura
                        Title:      Vice President


MATLACK PROPERTIES, INC., formerly known as Super Service,
Inc.

                        By:         John R. Jenchura
                        Title:      Vice President

                        MATLACK SYSTEMS, INC.

                        By:         John R. Jenchura
                        Title:      Vice President

                        SUMMIT BUSINESS CAPITAL CORP.

                        By:         Richard Stern
                        Title:      Vic President